                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 ANTIGENICS INC.
                 ------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

                    ------------------------------------------
                    (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

                                 ANTIGENICS INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     Our 2001 Annual Meeting of Stockholders will be held at the Academy of Sciences, 2 East 63rd Street, New York, New York at 5:00 P.M., May 24, 2001 for the following purposes:

     1. To elect Mr. Donald Panoz, Dr. Noubar Afeyan and Dr. Pramod Srivastava as directors to hold office for a term of three years and until their respective successors are elected and qualified.

     2. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

     Only stockholders of record at the close of business on April 3, 2001 will be entitled to vote at the meeting or any adjournment. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the meeting for ten days before the meeting during ordinary business hours at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.


                                        By order of the Board of Directors,


                                        Paul M. Kinsella, Secretary

Dated:  April 30, 2001

                                 ANTIGENICS INC.

                          630 Fifth Avenue, Suite 2100
                            New York, New York 10111
                            Telephone: (212) 332-4774

                                 ---------------

                                 Proxy Statement

                                 ---------------

     Our board of directors is soliciting your proxy with the enclosed proxy card for use at our 2001 Annual Meeting of Stockholders to be held at 5:00 p.m. on Thursday, May 24, 2001 and at any adjournments of the meeting. This proxy statement and accompanying proxy are first being sent or given to stockholders on or about April 30, 2001.

     The principal business expected to be transacted at the meeting, as more fully described below, will be the election of three directors.

     The authority granted by an executed proxy may be revoked at any time before its exercise by filing with our Secretary a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting.

     We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of mails, proxies may be solicited by our officers and employees in person or by telephone.

     Only stockholders of record at the close of business on April 3, 2001 will be entitled to vote at the meeting. On that date, we had outstanding 27,405,113 shares of common stock, $0.01 par value, each of which is entitled to one vote. The presence at the meeting, in person or by proxy, of a majority in interest of the voting capital stock issued and outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business. Abstentions and broker non-votes will be considered present for purposes of determining the presence of a quorum. Broker non-votes are proxies submitted by brokers that do not indicate a vote for one or more proposals because the brokers do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on these proposals.

                              ELECTION OF DIRECTORS

     The number of directors is fixed at eight for the coming year and these directors are divided into three classes. At the meeting, directors will be elected to hold office for three years and until their successors are elected and qualified. Mr. Donald Panoz, Dr. Noubar Afeyan and Dr. Pramod Srivastava, all of whom are presently serving as directors, have been nominated for re-election by our board of directors. Unless the enclosed proxy withholds authority to vote for these directors or is a broker non-vote, the shares represented by such proxy will be voted for the election of Mr. Panoz, Dr. Afeyan and Dr. Srivastava as the board's nominees. If any of these nominees are unable to serve, which is not expected, the shares represented by the enclosed proxy will be voted for such other candidate as may be nominated by the board of directors.

VOTE REQUIRED

     Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Abstentions, broker non-votes and votes withheld will not be treated as votes cast for this purpose and will not affect the outcome of the election.

     The following table contains certain information about the nominees for director and each other person whose term of office as a director will continue after the meeting.

                                                                                                             PRESENT TERM
       NAME AND AGE                               BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS                  EXPIRES
-----------------------------          ------------------------------------------------------------------    ------------
Garo H. Armen, Ph.D.                   Garo Armen, Ph.D. co-founded Antigenics in 1994 and has been the          2002
Age: 48                                Chairman of the board and Chief Executive Officer since inception.
                                       Dr. Armen was previously a Senior Vice President of Research for
                                       Dean Witter Reynolds, focusing on the chemical and pharmaceutical industries. Dr. Armen has also served as an Associate Professor at the Merchant Marine Academy and as a research associate at the
                                       Brookhaven National Laboratory. He currently serves as a director of Elan Corporation, plc. and is managing general partner of Armen
                                       Partner L.P.  Dr. Armen is also a director of NewcoGen Group Inc.
                                       and Color Kinetics Inc., both of which are privately held
                                       companies. Dr. Armen received his Ph.D. degree in physical chemistry from the City University of New York in 1979.

Gamil G. de Chadarevian                Gamil de Chadarevian has served as Vice Chairman of the Board             2003
Age: 49                                since 1995 and as Executive Vice President International since
                                       1998. Until April of 1998, he was Managing Director of Special
                                       Projects at Alza International, responsible for creating new business opportunities in Europe. From 1992 to 1993, Mr. de
                                       Chadarevian was the Vice President of Corporate Development for
                                       Corange London Limited. Prior to 1992, Mr. de Chadarevian held positions at Pasfin Servizi Finanziara SpA, GEA Consulenza and
                                       Credit Suisse. He is also co-founder and serves as an advisor to several private health care companies in the United States and
                                       Europe. Mr. de Chadarevian is the co-founder and currently the
                                       Vice Chairman of Ikonisys, Inc. and CambriaTech Holding S.A.,
                                       which are privately held companies. He also serves on the Advisory
                                       Board of Syntek Capital AG. Mr. de Chadarevian received a Lic.
                                       Oec. Publ. Degree from the University of Zurich in Switzerland.

                                                                                                             PRESENT TERM
       NAME AND AGE                               BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS                  EXPIRES
-----------------------------          ------------------------------------------------------------------    ------------
Donald Panoz*                          Donald Panoz has been a director since 1995 and is the Honorary           2001
Age: 65                                Chairman of the board of directors. In 1969, Mr. Panoz founded
                                       Elan Corporation, plc., a pharmaceutical research and development company. Mr. Panoz was Chairman and Chief Executive Officer of
                                       Elan Corporation from 1969 until his retirement in 1996. Mr. Panoz is currently a Lecturer of Pharmacy at the University of Georgia
                                       and he is Chairman of the board of directors of Sicor Inc. In
                                       January 1995, Mr. Panoz was named Honorary Irish Consul General to
                                       Bermuda. Mr. Panoz attended Pittsburgh University and Duquesne
                                       University in Pennsylvania.

Martin Taylor                          Martin Taylor has been a director since June 1999. From 1993 until        2003
Age: 48                                1998, Mr. Taylor held the position of Chief Executive Officer of
                                       Barclays Bank PLC. Mr. Taylor was a member of the Council for
                                       Science and Technology from 1995 to 2000 and, since November 1999, has been chairman of the W.H. Smith Group PLC. In October 1999, he became an advisor to Goldman Sachs International. He is also a member of the board of directors of Syngenta A.G. and RTL. Mr.
                                       Taylor was educated at Balliol College, Oxford University.

Noubar Afeyan, Ph.D.*                  Noubar Afeyan, Ph.D. has been a director since 1998. Dr. Afeyan is        2001
Age: 38                                Chairman and CEO of NewcoGen Group, Managing Partner of AGTC
                                       Funds, and is a partner at OneLiberty Ventures. Dr. Afeyan was
                                       Senior Vice President and Chief Business Officer of Applera Corp.
                                       (formerly PE Corp.) until August 1999. Prior to its acquisition by
                                       PE Corp., Dr. Afeyan was the Chairman and Chief Executive Officer
                                       of PerSeptive Biosystems, a company that he founded in 1987 to develop, manufacture and market instruments and chemical reagents used to purify, analyze and synthesize biomolecules. Dr. Afeyan served as Chairman of the Board of ChemGenics Pharmaceuticals,
                                       Inc. during 1996 and 1997. He is also a member of the board of directors of EXACT Sciences Corporation and several private companies. Dr. Afeyan received his undergraduate degree in
                                       Chemical Engineering from McGill University and his Ph.D. in
                                       Biochemical Engineering from the Massachusetts Institute of
                                       Technology.

                                                                                                             PRESENT TERM
       NAME AND AGE                               BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS                  EXPIRES
-----------------------------          ------------------------------------------------------------------    ------------
Sanford M. Litvack                     Sanford M. Litvack has been a director since March 2001. From 1994        2003
Age: 64                                until 1999, Mr. Litvack held the position of senior executive vice president and chief of corporate operations of The Walt Disney
                                       Company. Mr. Litvack also served on the board of directors of The
                                       Walt Disney Company, most recently as vice chairman of the board.
                                       Prior to joining Disney, Mr. Litvack was a member of the executive committee and chairman of the litigation department of the law firm of Dewey Ballantine. Mr. Litvack is currently a member of the board of directors of Pacificare Health Systems, Inc. and Compaq
                                       Computer Corporation. Mr. Litvack received a bachelor's degree from the University of Connecticut and a law degree from
                                       Georgetown Law Center.

Tom Dechaene                           Tom Dechaene has been a director since 1999. Mr. Dechaene is              2002
Age: 41                                currently the Chief Financial Officer of SurfCast, Inc. He was
                                       with Deutsche Bank from 1991 through 1999, most recently as a director in the Principal Investments Group within the Equity
                                       Capital Markets division. Mr. Dechaene is a director of Color
                                       Kinetics Inc., and Ikonisys, Inc., both of which are privately held companies. Mr. Dechaene holds a law degree from Ghent
                                       University, Belgium, a degree in Applied Economics from the
                                       University of Antwerp and an MBA from INSEAD, France.

Pramod K. Srivastava, Ph.D.*           Pramod K. Srivastava, Ph.D. co-founded Antigenics in 1994, has            2001
Age: 46                                served as the Chairman of the scientific advisory board since inception and is our Chief Scientific Officer. Dr. Srivastava is
                                       the Director of the Center for Immunotherapy of Cancer and
                                       Infectious Diseases at the University of Connecticut. He has held positions at Fordham University and the Mount Sinai School of
                                       Medicine. He performed his postdoctoral training at Yale
                                       University and the Sloan-Kettering Institute for Cancer Research.
                                       Dr. Srivastava serves on the Scientific Advisory Council of the
                                       Cancer Research Institute, New York, and was a member of the
                                       Experimental Immunology Study Section of the National Institutes
                                       of Health of the United States Government from 1994 until 1999.
                                       Dr. Srivastava is a past recipient of the First Independent
                                       Research Support & Transition Award of the National Institutes of
                                       Health (1987), the Irma T. Hirschl Scholar Award (1988), the
                                       Investigator Award of the Cancer Research Institute, New York
                                       (1991), the Mildred Scheel Lectureship (1994), and the Sigma Tau
                                       Foundation Speakership (1996). In 1997, he was inducted into the
                                       Roll of Honor of the International Union against Cancer and was listed in the Who's Who in Science and Engineering. He is among the twenty founding members of the Academy of Cancer Immunology.
                                       Dr. Srivastava earned his Ph.D. in Biochemistry from the Centre for Cellular and Molecular Biology, Hyderabad, India. Dr.
                                       Srivastava is a director of Ikonisys, Inc. and CambriaTech Holding
                                       S.A., both of which are privately held companies.

* Nominee for election as director.

COMMITTEES OF THE BOARD

     In 2000, the compensation committee consisted of Dr. Afeyan (from January 1, 2000 through September 19, 2000), Mr. Brodsky (from January 1, 2000 through August 11, 2000), Mr. Taylor (from January 1, 2000 through the present) and Mr. Panoz (from September 14, 2000 through the present). Mr. Litvack was appointed to the committee upon his election to the board of directors on March 8, 2001. The compensation committee acts for the board of directors with respect to our compensation practices and their implementation. It sets and implements the compensation of our executive officers and administers the 1999 Equity Incentive Plan and the 1999 Employee Stock Purchase Plan. The compensation committee discussed compensation committee matters at each of the board of director meetings held in 2000.

     In 2000, the audit committee consisted of Dr. Afeyan (from January 1, 2000 through September 14, 2000), Mr. Dechaene (from January 1, 2000 through the present), Mr. Taylor (from January 1, 2000 through the present) and Mr. Panoz (from September 14, 2000 through the present). The audit committee is responsible for providing the board of directors with an independent review of our financial health, controls and reporting. Its primary functions are to recommend independent auditors to the board of directors, review the results of the annual audit and the auditors' reports, and ensure the adequacy of our financial controls and procedures. The audit committee held two meetings in 2000. Messrs. Taylor, Dechaene and Panoz are each "independent directors" as defined by the current rules of the Nasdaq National Stock Market. The audit committee operates under a written charter adopted by our board of directors, a copy of which is included as APPENDIX A to this proxy statement. For more information about the audit committee, see the "Audit Committee Report" on page 12.

     We do not have a nominating committee.

ATTENDANCE AT MEETINGS

     The board of directors held six meetings during 2000, and each director attended at least 75% of all meetings of the board and of all committees of the board on which he served except Donald Panoz, who attended 22% of such meetings.

DIRECTOR COMPENSATION

     We reimburse directors for out-of-pocket and travel expenses incurred while attending board of director and committee meetings. We have generally granted to each director an option to purchase 17,203 shares when that director has joined our board.

                             STOCK PERFORMANCE GRAPH

     The following graph shows the cumulative total stockholder return on our common stock over the period from February 4, 2000 (the first trading day of common stock) to December 31, 2000, as compared with that of the Nasdaq Stock Market Index and the Nasdaq Pharmaceuticals Index, based on an initial investment of $100 in each on February 4, 2000. Total stockholder return is measured by dividing share price change plus dividends, if any, for each period by the share price at the beginning of the respective period, and assumes reinvestment of dividends.

            COMPARISON OF CUMULATIVE TOTAL RETURN OF ANTIGENICS INC.,
                 NASDAQ STOCK MARKET (U.S. COMPANIES) INDEX AND
                        AND NASDAQ PHARMACEUTICALS INDEX

                                  [LINE GRAPH]


                                             2/4/00         2/29/00        6/30/00        9/30/00        12/31/00
---------------------------------------------------------------------------------------------------------------------
 Antigenics Inc.                               100          33.198         27.088          24.033         18.025
---------------------------------------------------------------------------------------------------------------------
 Nasdaq Stock Market (U.S. Companies)          100         108.296         94.158          86.650         58.063
  Index
---------------------------------------------------------------------------------------------------------------------
 Nasdaq Pharmaceuticals Index                  100          99.895        111.121         121.998        101.580
---------------------------------------------------------------------------------------------------------------------

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee Report set forth below describes the compensation policies applicable to our executive officers.

     Overall Policy. Our executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. To this end, we have developed an overall compensation strategy and specific compensation plan that tie a portion of executive compensation to Antigenics' success in meeting specified performance goals. In addition, through the use of stock options, we ensure that a part of the executives' compensation is closely tied to appreciation in Antigenics' stock price. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the our business strategy, to link executive and stockholder interests through equity based plans and, finally, to provide a compensation package that recognizes individual contributions as well as overall business results.

     We determine the compensation of all corporate officers, including the three most highly compensated corporate executives named in the Summary Compensation Table. We take into account the views of our chief executive officer and review a number of compensation surveys to ensure the competitiveness of the compensation offered by Antigenics for the purposes of recruiting and retaining key management.

     The key elements of Antigenics' executive compensation consist of base salary, performance based bonuses and stock options. Our policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, we take into account the full compensation package afforded to the individual, including insurance and other employee benefits.

     Antigenics' executive compensation policies were not applied to Dr. Armen, our chief executive officer, during 2000. Dr. Armen has a significant equity position in Antigenics stock and, in an effort to conserve the company's cash, Dr. Armen requested that he be paid only a nominal salary during 2000. Given Dr. Armen's critical role in Antigenics' progress during 2000, the application of our executive compensation policies to Dr. Armen would have resulted in the payment to him of significantly higher compensation. In future years, the company is likely to pay Dr. Armen at a level more consistent with his contributions to the company.

     Base Salaries. Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual. In making determinations regarding base salaries, we consider generally available information regarding salaries prevailing in the industry, but do not utilize any particular indices or peer groups.

     Annual salary adjustments are determined by evaluating Antigenics' financial performance and the performance of particular aspects of the business under the control of the particular executive officer. Where appropriate, we also consider non-financial performance measures. These non-financial performance measures may include such factors as efficiency gains, new responsibilities assumed by the executive, quality improvements and improvements in relations with collaborators and employees. No particular weight is given to any of these non-financial factors.

     The base salary for 2000 for each of the executive officers, except Dr. Armen, was based on the performance of the individual and the other benefits provided to such individual as well as a review of compensation paid to persons holding comparable positions in other biotechnology companies. As described above, Dr. Armen requested that he be paid only a nominal base salary of $150,000 in 2000.

     Performance-based Bonuses. We believe that some portion of overall cash compensation for senior executives should be "at risk," i.e., contingent upon successful implementation of the company's strategy. In determining the target bonus of a particular executive, we consider salary survey data and level of strategic contribution to the company's performance. The determination of individual bonus payments is determined after consideration of each executive's individual performance and that of the company as a whole, generally on a calendar-year basis. As described above, Dr. Armen requested that he not be paid a cash bonus for 2000.

     Stock Options. We grant stock options to executive officers under the 1999 Equity Incentive Plan. During 2000, stock options were generally granted with an exercise price at the fair market value of the common stock on the date of grant. Our current policy is to grant most stock options at prices equal to the fair market value of the common stock on the date of grant. The stock options vest over various periods of time, normally five years or upon the achievement of specified milestones. Stock option grants are designed to encourage the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation is achieved, and, once achieved, is maintained and improved upon. Stock option grants therefore align the interests of executive officers and employees with those of stockholders. In determining the amount of these grants, we evaluate the job level of the executive, responsibilities to be assumed in the upcoming year, and responsibilities in prior years, and also take into account the size of the officer's awards in the past. Dr. Armen has a significant equity position in Antigenics stock and requested that he not be granted any stock options during 2000.

     Conclusion. As described above, a very significant portion of Antigenics' executive compensation is linked directly to individual and corporate performance and stock appreciation. We intend to continue the policy of linking executive compensation to Antigenics' performance and returns to stockholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

                                        By the Compensation Committee,

                                        Donald Panoz
                                        Martin Taylor
                                        Sanford Litvack

                             EXECUTIVE COMPENSATION

COMPENSATION OF OUR EXECUTIVE OFFICERS

     The following table summarizes the compensation paid to or earned during the fiscal years ended December 31, 1998, 1999 and 2000 by our chief executive officer and all of our other executive officers whose salary and bonus exceeded $100,000. We refer to these persons as named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                              ANNUAL COMPENSATION      ------------
                                                            -----------------------       SHARES
                                                                            OTHER       UNDERLYING         OTHER
NAME AND PRINCIPAL POSITION                         YEAR    SALARY($)      BONUS($)     OPTIONS(#)      COMPENSATION
------------------------------------------------    ----    ---------      --------    ------------     -------------
Garo H. Armen, Ph.D., Chief Executive Officer...    2000    $150,000            --            --         $350,000(1)
                                                    1999    $150,000            --       254,682         $ 50,000(1)
                                                    1998    $     --            --            --               --

Elma Hawkins, Ph.D., Vice Chairman..............    2000    $211,797       $40,000        63,374               --
                                                    1999    $200,000       $25,000            --               --
                                                    1998    $200,000       $20,000            --               --

Neal Gordon, Ph.D., Senior Vice President.......    2000    $156,011       $20,000        35,633               --
                                                    1999    $136,282       $20,000         9,634               --
                                                    1998    $ 52,272(2)    $28,750        18,924               --

---------------

(1) Represents the premium we paid for an executive split-dollar life insurance policy. Under this policy, under some circumstances, we would be entitled to a refund of the premiums paid.

(2)  Dr. Gordon commenced employment with us in July 1998.

2000 OPTION GRANTS

     The following table contains certain information regarding stock option grants during the twelve months ended December 31, 2000 by us to the named executive officers:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                NUMBER OF     PERCENT OF                            POTENTIAL REALIZABLE VALUE AT ASSUMED
                                SECURITIES   TOTAL OPTIONS   EXERCISE              ANNUAL RATES OF STOCK PRICE APPRECIATION
                                UNDERLYING    GRANTED TO     OR BASE                          FOR OPTION TERM(1)
                                 OPTIONS     EMPLOYEES IN     PRICE    EXPIRATION  ----------------------------------------
NAME                            GRANTED(#)    FISCAL YEAR   ($/SHARE)     DATE         0%($)       5%($)        10%($)
------------------------------  ----------   ------------   ---------  ----------    --------    --------    -----------
Garo H. Armen, Ph.D.,
  Chief Executive Officer.....        --          --          $   --      --         $    --     $     --     $       --

Elma Hawkins, Ph.D.,
  Vice Chairman...............     1,000(2)     0.14%         $13.50     2/10        $ 4,500     $ 15,821     $   33,180
                                  62,374(3)     8.55%         $11.00     4/10        $    --     $431,494     $1,093,490

Neal Gordon, Ph.D.,
  Senior Vice President.......     9,633(4)     1.32%         $13.96     1/10        $38,918     $147,964     $  315,263
                                   1,000(5)     0.14%         $13.50     2/10        $ 4,500     $ 15,821     $   33,180
                                  25,000(6)     3.43%         $11.00     4/10        $    --     $172,947     $  438,280

-----------------
(1) The dollar amounts under these columns are the result of calculations at rates set by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying common stock. For options granted on or prior to February 4, 2000 (the first trading day of our common stock) the potential realizable values are calculated on the basis of our initial public offering price of $18.00. For options granted on or after February 4, 2000, the potential realizable values are calculated on the basis of the closing price of the stock on the trading date immediately preceding the date on which the options are granted. For purposes of calculating potential realizable values, we assume that the market price appreciates from this price at the indicated rate for the entire term of each option and that each option is exercised and sold on the last day of its term at the appreciated price.

(2) This option became exercisable as to 100% of the underlying shares on February 4, 2001.

(3) This option became exercisable as to 1.67% of the underlying shares on each monthly anniversary of April 18, 2000 until March 28, 2001 and thereafter becomes exercisable as to 1.67% of the underlying shares on April 28, 2001 and as to 20% of the underlying shares on each of April 18, 2002, 2003, 2004 and 2005.

(4) This option became exercisable as to 20% of the underlying shares on January 31, 2001 and becomes exercisable as to 20% of the underlying shares on each of January 3, 2002, 2003, 2004 and 2005.

(5) This option became exercisable as to 50% of the underlying shares on each of February 4, 2001 and becomes exercisable as to 50% of the underlying shares on February 4, 2002.

(6) This option becomes exercisable as to 20% of the underlying shares on each of April 18, 2001, 2002, 2004 and 2005.

OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table provides information about the number of shares issued upon option exercises by the named executive officers during the year ended December 31, 2000, and the value realized by the named executive officers. The table also provides information about the number and value of options held by the named executive officers at December 31, 2000.

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT FISCAL
                                     SHARES                  OPTIONS AT FISCAL YEAR-END(#)          YEAR END($)(1)
                                   ACQUIRED ON     VALUE     -----------------------------  ------------------------------
NAME                               EXERCISE(#)  REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE      UNEXERCISABLE
----                               -----------  -----------   -----------   -------------   -----------      -------------

Garo H. Armen, Ph.D.,
  Chief Executive Officer..........    --            --          191,717        114,574       $  496,101         $    --
Elma Hawkins, Ph.D.,
  Vice Chairman....................    --            --          145,942         55,058       $1,323,450         $ 3,379
Neal Gordon, Ph.D.,
  Vice President of Operations.....    --            --            9,495         54,694       $   43,231         $88,528

-------------------
(1) Based on the difference between the option exercise price and the closing price of the underlying shares of common stock on the last trading day of the year 2000 as reported on the Nasdaq National Market ($11.0625).

EMPLOYMENT AND CONSULTING AGREEMENTS

     Under an employment agreement dated June 1, 1998, we agreed to employ Elma Hawkins, Ph.D. for one year at an annual base salary of $200,000, which is subject to performance and merit based increases. The agreement is automatically renewed for successive one-year periods unless either party terminates the agreement. If we terminate Dr. Hawkins without cause, as that term is defined in the agreement, she is entitled to her base salary through the end of the one-year term during which the termination occurs. If we terminate Dr. Hawkins either because we eliminate her position or because there is a change in control of Antigenics, we are obligated to pay her cash or stock equal to one year's base salary.

     In March 1995, in exchange for Dr. Pramod Srivastava's consulting services, we agreed to pay him $1,500 per day for up to three days per month. This obligation expires in March 2005 but will be automatically extended for additional one-year periods unless either we or Dr. Srivastava decides not to extend the agreement.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to our conversion from a limited liability company in February 2000, a compensation committee consisting of Dr. Afeyan and Mr. Edward Brodsky, a former director, reviewed salaries and incentive compensation for our employees and consultants. The compensation committee of the board of directors currently consists of Messrs. Taylor, Panoz and Litvack. Although none of the compensation committee members are officers or employees of Antigenics, each of Dr. Armen, our chief executive officer, and Mr. de Chadarevian, our executive vice president international, have previously participated in compensation discussions with the committee.

     Dr. Afeyan was a member of Antigenics' compensation committee until September 2000. Dr. Armen is a member of the board of directors of NewcoGen Group Inc. of which Dr. Afeyan is chairman and chief executive officer.

                          REPORT OF THE AUDIT COMMITTEE

     In the course of its oversight of our financial reporting process, the Audit Committee of the board of directors has (i) reviewed and discussed with management our audited financial statements for the fiscal year ended December 31 2000, (ii) discussed with KPMG LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, and (iii) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and considered whether the provision of nonaudit services by the auditors is compatible with maintaining their independence.

     Based on the foregoing review and discussions, the Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                             By the Audit Committee,

                                             Donald Panoz
                                             Tom Dechaene
                                             Martin Taylor

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From our inception until August 2000, we subleased office space at cost from GHA Management Corporation which is wholly owned by Dr. Armen. Dr. Armen is our chairman and chief executive officer and we used the office space for our corporate headquarters. We incurred an expense of approximately $211,000, $281,000 and $268,000 for the years ended December 31, 1998, 1999 and 2000, respectively. We believe that the terms of the sublease were at least as favorable as terms we could have obtained in an arm's length transaction with an independent third party. GHA Management assigned its lease with the RCPI Trust to us in August 2000 and we will continue to use the office space for our corporate headquarters. As of December 31, 2000, we had outstanding a letter of credit for the benefit of GHA Management Corporation in connection with this lease in the amount of approximately $78,000. The letter of credit expired in January 2001.

     On May 18, 2000, we became a limited partner of the Applied Genomic Technology Capital Fund, L.P., referred to as the Capital Fund, and committed to invest $3,000,000 in the Capital Fund. As of March 31, 2001, we had invested $525,000 in the Capital Fund and future contributions to the Capital Fund will be made as authorized by the fund's general partner. The general partner of the Capital Fund is AGTC Partners, L.P. and NewcoGen Group Inc. is the general partner of AGTC Partners, L.P. Noubar Afeyan, Ph.D., who is one of our directors, is the chairman and chief executive officer of NewcoGen Group Inc. and is also a principal of the Capital Fund. In addition, Dr. Armen, our chief executive officer and one of our directors, is a director of NewcoGen Group Inc.

     We have entered into an agreement with Elan Pharmaceuticals, Inc. and one of Elan's wholly owned subsidiaries, Neurolab Limited, pursuant to which we granted to Neurolab a license to use our product QS-21 in the field of Alzheimer's disease. We have also entered into an agreement with these parties to supply Neurolab with all of its required quantities of QS-21. Dr. Armen, our chief executive officer and chairman of our board of directors, is a member of the board of Elan Corporation, plc., an affiliate of Elan Pharmaceuticals, Inc.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of our stock as of March 19, 2001:

     - each person, or group of affiliated persons, who is known by Antigenics to beneficially own more than 5% of the common stock;

     -    each of its directors;

     -    each of its named executive officers; and

     -    all of its directors and current executive officers as a group.

     Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all the shares of common stock beneficially owned by them, subject to community property laws, where applicable.

     The "Number of Shares Beneficially Owned" column below is based on an assumed 27,448,353 shares of Antigenics stock outstanding as of March 19, 2001. For purposes of the table below, Antigenics deems shares of Antigenics stock subject to options that are currently exercisable or exercisable within 60 days of March 19, 2001, to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of the person, but does not treat them as outstanding for the purpose of computing the percentage ownership of any other person.

                                                                     NUMBER OF SHARES
BENEFICIAL OWNER(1)                                                 BENEFICIALLY OWNED      PERCENTAGE OF TOTAL
-------------------                                                 ------------------      -------------------
Antigenics Holdings L.L.C.(2)...........................              11,154,274(2)                40.1%
Garo H. Armen, Ph.D.(2).................................                 345,272(3)                 1.2%
Pramod K. Srivastava, Ph.D.(2)..........................                 182,477(4)                   *
Gamil G. de Chadarevian.................................               1,649,290(5)                 6.0%
Elma Hawkins, Ph.D......................................                 154,808(6)                   *
Russell H. Herndon Ph.D.................................                      --                      *
Neal Gordon, Ph.D.......................................                  19,848(7)                   *
Donald Panoz............................................                 270,612(8)                 1.0%
Noubar Afeyan, Ph.D.(2).................................                 169,291(9)                   *
Tom Dechaene............................................                   5,734(4)                   *
Sanford Litvack.........................................                   3,000                      *
Martin Taylor...........................................                  60,370(10)                  *
All current executive officers and directors as a
   group (11 persons)(2)................................               2,860,702(11)               10.4%

-----------------
*    Indicates less than 1%

(1) The address of each stockholder is Antigenics Inc., 630 Fifth Avenue, Suite 2100, New York, New York 10111.

(2) Founder Holdings Inc. owns approximately 79% of the outstanding members equity of Antigenics Holdings. Antigenics Holdings owns 40% of our stock. Drs. Armen and Srivastava are managers of Antigenics Holdings. Dr. Armen is a director of Founder Holdings. The following individuals beneficially own the indicated percentages of Founder Holdings outstanding common stock:

      INDIVIDUAL                                                        PERCENTAGE
      ----------                                                        ----------
      Garo Armen, Ph.D.................................................    43.1%
      Pramod Srivastava, Ph.D..........................................    24.2%
      Noubar Afeyan, Ph.D..............................................     1.1%
      Lawrence Feinberg................................................    22.1%

     The following individuals own the indicated percentage interests in Antigenics Holdings:

      INDIVIDUAL                                                        PERCENTAGE
      ----------                                                        ----------
      Garo Armen, Ph.D.................................................    13.6%
      Pramod Srivastava, Ph.D..........................................     6.2%

(3) Includes (a) 91,268 shares of our stock held by Armen Partners L.P., of which Dr. Armen is general partner, and (b) 249,004 shares of our stock issuable upon exercise of options currently exercisable or exercisable within 60 days of March 19, 2001. Dr. Armen disclaims beneficial ownership of the shares held by Armen Partners L.P. except to the extent of his pecuniary interest therein.

(4) Consists solely of shares of our stock issuable upon exercise of options currently exercisable or exercisable within 60 days of March 19, 2001.

(5) Includes (a) 1,479,488 shares of our stock held by Biovision, Inc., a corporation of which Mr. de Chadarevian is the sole stockholder and (b) 144,802 shares of our stock issuable upon exercise of options currently exercisable or exercisable within 60 days of March 19, 2001.

(6) Includes 153,808 shares of our stock issuable upon exercise of options currently exercisable or exercisable within 60 days of March 19, 2001.

(7) Includes 18,848 shares of our stock issuable upon exercise of options currently exercisable or exercisable within 60 days of March 19, 2001 and 1,000 shares of our stock owned by Mr. Gordon's wife.

(8) Consists of (a) 17,203 shares of our stock issuable upon exercise of options currently exercisable or exercisable within 60 days of March 19, 2001 and (b) 253,409 shares of our stock held by Fountainhead Holdings Ltd., all of the capital stock of which is held by trusts, the beneficiaries of which are the children and grandchildren of Mr. Panoz.

(9) Includes 164,291 shares of our stock issuable upon exercise of options currently exercisable or exercisable within 60 days of March 19, 2001.

(10) Includes 23,212 shares of our stock issuable upon exercise of options and a warrant currently exercisable or exercisable within 60 days of March 19, 2001.

(11) Includes 953,645 shares of our stock issuable upon exercise of options and a warrant currently exercisable or exercisable within 60 days of March 19, 2001 and excludes the shares held by Antigenics Holdings as described in footnote (2). See footnotes (3), (4), (5), (6), (7), (8), (9) and (10).

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Our executive officers and directors are required under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission. Copies of those reports must also be furnished to us.

     Based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that during our 2000 fiscal year, our directors, executive officers and 10% beneficial owners complied with all applicable Section 16(a) filing requirements except that (1) a February 4, 2000 purchase of 1,000 shares of our common stock by Dr. Hawkins was reported on a Statement of Changes in Beneficial Ownership on Form 4 after the date on which the filing was required for the purchase and (2) a February 4, 2000 purchase of 1,000 shares of our common stock by Dr. Gordon's wife was reported on a Statement of Changes in Beneficial Ownership on Form 4 after the date on which the filing was required for the purchase.

                         INFORMATION CONCERNING AUDITORS

     The firm of KPMG LLP, independent accountants, has audited our accounts since our inception and will do so for 2001. The board of directors has appointed KPMG LLP to serve as our independent auditors for our fiscal year ending December 31, 2001. Representatives of KPMG LLP are expected to attend the annual meeting to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

     The fees for services provided by KPMG LLP to us in 2000 were as follows:

             Audit Fees                                                      $ 90,000
             Financial Information Systems
               Design and Implementation Fees                                $     --
             All Other Fees                                                  $145,700

                              STOCKHOLDER PROPOSALS

     Assuming our 2002 Annual Meeting of Stockholders is not more than 30 days before or 30 days after May 24, 2002, if you wish to bring business before or propose director nominations at the 2002 Annual Meeting, you must give written notice to Antigenics by March 10, 2002 (the date 75 days before the anniversary of the 2001 Annual Meeting).

     If you intend to bring such a proposal or nomination at the 2002 Annual Meeting, and you would like us to consider the inclusion of your proposal or nomination in our proxy statement for the meeting, you must provide written notice to Antigenics of such proposal or nomination prior to December 25, 2001.

     Notices of stockholder proposals and nominations shall be delivered in writing to Garo H. Armen, Ph.D., Chief Executive Officer, Antigenics Inc., 630 Fifth Avenue, Suite 2100, New York, New York 10111.

                                  OTHER MATTERS

     The board of directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

                                                                      APPENDIX A

                                 ANTIGENICS INC.

                             AUDIT COMMITTEE CHARTER


PURPOSE

     The principal purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by reviewing the financial reports and other financial information provided by the Company, the Company's systems of internal accounting and financial controls, and the annual independent audit process.

     In discharging its oversight role, the Committee is granted the power to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

     The outside auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders. The Board and the Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. The Committee shall be responsible for overseeing the independence of the outside auditor.

     This Charter shall be reviewed for adequacy on an annual basis by the Board.

MEMBERSHIP

     The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Nasdaq Audit Committee Requirements. Accordingly, all of the members will be directors:

  - who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

  - who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.

     In addition, at least one member of the Committee will have accounting or related financial management expertise.

KEY RESPONSIBILITIES

     The Committee's role is one of oversight, and it is recognized that the Company's management is responsible for preparing the Company's financial statements and that the outside auditor is responsible for auditing those financial statements.

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. The functions are set forth as a guide and may be varied from time to time as appropriate under the circumstances.

- The Committee shall review with management and the outside auditor the audited financial statements to be included in the Company's Annual Report on Form 10-K and the Annual Report to Stockholders, and shall review and consider with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61.

- As a whole, or through the Committee chair, the Committee shall review with the outside auditor, prior to filing with the Securities and Exchange Commission, the Company's interim financial information to be included in the Company's Quarterly Reports on Form 10-Q and the matters required to be discussed by SAS No. 61.

- The Committee shall periodically discuss with management and the outside auditor the quality and adequacy of the Company's internal controls.

- The Committee shall request from the outside auditor annually a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1, discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor's independence, and take or recommend that the Board take appropriate action regarding the independence of the outside auditor.

     The Committee, subject to any action that may be taken by the Board, shall have the ultimate authority and responsibility to select (or nominate for stockholder approval), evaluate and, where appropriate, replace the outside auditor.

                               FORM OF PROXY CARD

                                 ANTIGENICS INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 24, 2001

     The undersigned stockholder of Antigenics Inc. (the "Company") hereby appoints Garo H. Armen, Ph.D., Paul M. Kinsella and Suzette Rodriguez O'Connor, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 24, 2001, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                      PLEASE SIGN AND MAIL THIS PROXY TODAY
                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                          (REVERSE SIDE OF PROXY CARD)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                                 ANTIGENICS INC.
                                  May 24, 2001


[X] Please mark your votes as in this example

                                      WITHHELD
                          FOR           from
                      all nominees  all nominees
1. Proposal to elect      [ ]            [ ]     Nominees: Mr. Donald Panoz
   directors                                               Dr. Noubar Afeyan
                                                           Dr. Pramod Srivastava

For, except withheld from the following nominee(s):


---------------------------------------------------

                                                       Mark here for         [ ]
                                                       Address Change
                                                       and Note on
                                                       Left



-----------------------------  --------  ---------------------------    --------
SIGNATURE                        DATE:   SIGNATURE (IF HELD JOINTLY)      DATE:

NOTE: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.